SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of Earliest Event Reported): December 19, 1997

                 Physician Healthcare Plan of New Jersey, Inc.
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             (Exact name of registrant as specified in its charter)
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      New Jersey                   000-22719                       22-3273637
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(State of incorporation)   (Commission File Number)   (I.R.S. Employer Identification No.)
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                 c/o The Pace Group, Inc.
                 12160 Abrams Road, Suite 409
                 Dallas, Texas                                       75243
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          (Address of principal executive offices)          (Zip Code)

        Registrant's telephone number, including area code: 800/337-4765

               1009 Lenox Drive Lawrenceville, New Jersey  08648
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         (Former name or former address, if changed since last report.)


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ITEM 5.  OTHER EVENTS.

      On December 19, 1997, Physician Healthcare Plan of New Jersey, Inc. (the "Registrant") consummated the transfer and assignment of certain provider and subscriber contracts constituting its HMO and PPO operations to Medigroup of New Jersey, Inc., also known as "HMO Blue," the health maintenance organization affiliated with Blue Cross Blue Shield of New Jersey, Inc. The Registrant received a cash payment of $1,839,300 as consideration for the transfer and assignment. As of the date of closing the Management Services Agreement dated as of June 26, 1997 between the Registrant and HMO Blue terminated, and the parties entered into a new Management Services Agreement pursuant to which HMO Blue will provide certain limited management services until March 31, 1999. The Registrant will pay Medigroup an hourly fee of $75 for services provided under that agreement. The Registrant expects that it will wind up its operations entirely over the next year and seek to dissolve early in 1999.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

      (a)  Financial Statements of Businesses Acquired.

           Not applicable.

      (b)  Pro Forma Financial Information.

           Not applicable.

      (c)  Exhibits

           99.1. Agreement dated as of June 26, 1997 between Physician Healthcare Plan of New Jersey, Inc. and Medigroup of New Jersey, Inc. (Incorporated by reference to Exhibit 10.9 to the Registrant's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1997)

           99.2. Management Services Agreement dated as of June 26, 1997 between Physician Healthcare Plan of New Jersey, Inc. And Medigroup of New Jersey Inc. (Incorporated by reference to Exhibit 10.10 to the Registrant's Quarterly Report on Form 10-QSB for the Quarter Ended June 30, 1997)

           99.3. Management Services Agreement dated as of December 19, 1997 between Physician Healthcare Plan of New Jersey, Inc. And Medigroup of New Jersey, Inc. (filed herewith)


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                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            PHYSICIAN HEALTHCARE PLAN
                                            OF NEW JERSEY, INC.


Date: December 23, 1997                     By:   /s/ Joseph D. Billotti, M.D.
                                               ---------------------------------
                                                      Joseph D. Billotti, M.D.,
                                                      Chairman